March 2018

Preliminary Terms No. 434

Registration Statement Nos. 333-221595; 333-221595-01

Dated March 27, 2018

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document.  The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF, which we refer to as the underlyings, is at or above 75% of its respective initial share price, which we refer to as the respective downside threshold level, on each trading day during the applicable quarterly observation period.  If, however, the determination closing price of either underlying is less than its respective downside threshold level on any trading day during an observation period, we will pay no interest for the related quarterly period.  In addition, the securities will be automatically redeemed if the determination closing price of each of the underlyings is greater than or equal to its respective initial price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period.  At maturity, if the securities have not previously been redeemed and the final price of each underlying is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the related contingent quarterly coupon.  However, if the final price of either underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2.5-year term of the securities.  The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their investment, and the risk of receiving no quarterly interest over the entire 2.5-year term and in exchange for the possibility of an automatic early redemption prior to maturity.  Because the payment of contingent quarterly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to two underlyings does not provide any asset diversification benefits and instead means that a decline of either of the underlyings below the relevant downside threshold level on any trading day during an observation period will result in no contingent quarterly coupon for that observation period, even if the other underlying closes at or above its respective downside threshold level.  Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level on any trading day during an observation period and/or beyond the respective downside threshold level on the final observation date, as applicable, of either of the underlyings will result in the forfeiture of contingent quarterly coupon payments and/or a significant loss of your investment, even if the other underlying has appreciated or has not declined as much.  Investors will not participate in any appreciation of either of the underlyings.  The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	The Financial Select Sector SPDR® Fund (the “XLF Shares”) and the SPDR® S&P® Regional Banking ETF (the “KRE Shares”)
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security
Pricing date:	March 28, 2018
Original issue date:	April 3, 2018 (4 business days after the pricing date)
Maturity date:	October 1, 2020
Early redemption:

The securities are not subject to automatic early redemption until October 3, 2018.  Following this initial 6-month non-call period, if, on any redemption determination date, beginning on September 28, 2018, the determination closing price of each of the underlyings is greater than or equal to its respective initial price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.  No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlyings is below its respective initial price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) any contingent quarterly coupon otherwise due with respect to the related observation period.
Determination closing price:	With respect to each of the underlyings, the closing price of such underlying on any trading day times the adjustment factor for such underlying on such trading day, as applicable
Redemption determination dates:	Quarterly, as set forth under “Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events
Early redemption dates:	Starting on October 3, 2018, quarterly. See “Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day
Contingent quarterly coupon:

If, on each trading day during an observation period, the determination closing price of each of the underlyings is at or above its respective downside threshold level, we will pay a contingent quarterly coupon at an annual rate of 10.00% (corresponding to approximately $0.25 per quarter per security) on the related coupon payment date.

If, on any trading day during an observation period, the determination closing price of either of the underlyings is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that observation period.   It is possible that one or both of the underlyings will close below their respective downside threshold levels on any trading day during most or all of the observation periods throughout the entire 2.5-year term of the securities so that you will receive few or no contingent quarterly coupons.

Downside threshold level:	With respect to the XLF Shares, $ , which is equal to 75% of its initial price With respect to the KRE Shares, $ , which is equal to 75% of its initial price
Payment at maturity:

•  If the final price of each of the underlyings is greater than or equal to its respective downside threshold level: the stated principal amount and, if payable, the contingent quarterly coupon with respect to the final observation period

•  If the final price of either of the underlyings is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $9.612 per security, or within $0.10 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
Per security	$10	$0.15(1)
		$0.05(2)	$9.80
Total	$	$	$
(1)	Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $0.15 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

(3)	See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017	Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Terms continued from previous page:
Initial price:	With respect to the XLF Shares, $ , which is its closing price on the pricing date With respect to the KRE Shares, $ , which is its closing price on the pricing date
Coupon payment dates:	Quarterly, as set forth under “Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation period shall be paid on the maturity date.
Observation period end-dates:	Quarterly, as set forth under “Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each of the underlyings, to postponement for non-trading days and certain market disruption events. We also refer to September 28, 2020 as the final observation date.
Observation period:	Each observation period will consist of each trading day from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each trading day from but excluding the pricing date to and including the first observation period end-date.
Final price:	With respect to each of the underlyings, the closing price of such underlying on the final observation date times the adjustment factor for such underlying on such date
Adjustment factor:	With respect to each of the underlyings, 1.0, subject to adjustment in the event of certain events affecting such underlying
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial price to the respective final price
Underlying performance factor:	Final price divided by the initial price
CUSIP / ISIN:	61768P603 / US61768P6034
Listing:	The securities will not be listed on any securities exchange.

Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Period End-Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
June 28, 2018*	July 3, 2018*
September 28, 2018	October 3, 2018
December 28, 2018	January 3, 2019
March 28, 2019	April 2, 2019
June 28, 2019	July 3, 2019
September 30, 2019	October 3, 2019
December 30, 2019	January 3, 2020
March 30, 2020	April 2, 2020
June 29, 2020	July 2, 2020
September 28, 2020 (final observation date)	October 1, 2020 (maturity date)

* The securities are not subject to automatic early redemption until the 2nd coupon payment date, which is October 3, 2018.

March 2018	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due October 1, 2020 All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF (the “securities”) do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF, which we refer to as the underlyings, is at or above 75% of its respective initial price, which we refer to as the respective downside threshold level, on each trading day during the applicable quarterly observation period.  If, however, the determination closing price of either of the underlyings is less than its respective downside threshold level on any trading day during an observation period, we will pay no interest for the related quarterly period.  In addition, the securities will be automatically redeemed if the determination closing price of each of the underlyings is greater than or equal to its respective initial price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount and any contingent quarterly coupon otherwise due with respect to the related observation period.  At maturity, if the securities have not previously been redeemed and the final price of each of the underlyings is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the related contingent quarterly coupon.  However, if the final price of either of the underlyings is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2.5-year term of the securities.  Investors will not participate in any appreciation in the price of either of the underlyings.

Maturity:	Approximately 2.5 years
Contingent quarterly coupon:

If, on each trading day during an observation period, the determination closing price of each of the underlyings is at or above its respective downside threshold level, we will pay a contingent quarterly coupon at an annual rate of 10.00% (corresponding to approximately $0.25 per quarter per security) on the related coupon payment date.

If, on any trading day during an observation period, the determination closing price of either of the underlyings is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that observation period.

Automatic early redemption beginning after 6 months:	Starting after 6 months, if the determination closing price of each of the underlyings is greater than or equal to its respective initial price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount and any contingent quarterly coupon otherwise due with respect to the related observation period.
Payment at maturity:

If the securities have not previously been redeemed and the final price of each of the underlyings is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the related contingent quarterly coupon.

If the final price of either of the underlyings is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying over the term of the securities. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

March 2018	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

The original issue price of each security is $10.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $10.  We estimate that the value of each security on the pricing date will be approximately $9.612, or within $0.10 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2018	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlyings is at or above its respective downside threshold level on each trading day during the applicable quarterly observation period.  The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 2.5-year term of the securities, and the payment at maturity may be less than 75% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlyings closes at or above its respective downside threshold level on each trading day during some but not all quarterly observation periods.  Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlyings is at or above its respective downside threshold level on each trading day during such observation period, but not for the quarterly periods for which the determination closing price of one or both of the underlyings is below the respective downside threshold level(s) on any trading day during such observation period.

When each of the underlyings closes at or above its respective initial price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount and, if payable, the contingent quarterly coupon with respect to the related observation period.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that each of the underlyings closes at or above its respective downside threshold level on each trading day during some but not all quarterly observation periods, and at least one of the underlyings closes below its initial price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlyings is at or above its respective downside threshold level on each trading day during such observation period, but not for the quarterly periods for which the determination closing price of one or both of the underlyings is below the respective downside threshold level(s) on any trading day during such observation period. On the final observation date, each of the underlyings closes at or above its respective downside threshold level. At maturity, in addition to the contingent quarterly coupon with respect to the final observation period, if payable, investors will receive the stated principal amount.

March 2018	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that each of the underlyings closes at or above its respective downside threshold level on each trading day during some but not all quarterly observation periods, and at least one of the underlyings closes below its initial price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlyings is at or above its respective downside threshold level on each trading day during such observation period, but not for the quarterly periods for which the determination closing price of one or both of the underlyings is below the respective downside threshold level(s) on any trading day during such observation period. On the final observation date, one or both of the underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

March 2018	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each trading day during an observation period, (2) the determination closing prices on each quarterly redemption determination date and (3) the final prices.  Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning Approximately Six Months After the Original Issue Date)

March 2018	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

March 2018	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation period and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity.  The following examples are for illustrative purposes only.  Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlyings on each trading day during an observation period, and the amount you will receive at maturity, if any, will be determined by reference to the final price of each of the underlyings on the final observation date.  The actual initial price and downside threshold level for each of the underlyings will be determined on the pricing date.  All payments on the securities, if any, are subject to our credit risk.  The below examples are based on the following terms:

Contingent Quarterly Coupon:

If, on each trading day during an observation period, the determination closing price of each of the underlyings is at or above its respective downside threshold level, we will pay a contingent quarterly coupon at an annual rate of 10.00% (corresponding to approximately $0.25 per quarter per security)[1] on the related coupon payment date.

If, on any trading day during an observation period, the determination closing price of either of the underlyings is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that observation period.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final price of each of the underlyings is greater than or equal to its respective downside threshold level: the stated principal amount and, if payable, the contingent quarterly coupon with respect to the final observation period

If the final price of either of the underlyings is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Stated Principal Amount:	$10
Hypothetical Initial Price:	With respect to the XLF Shares: $25.00 With respect to the KRE Shares: $60.00
Hypothetical Downside Threshold Level:	With respect to the XLF Shares: $18.75, which is 75% of its hypothetical initial price With respect to the KRE Shares: $45.00, which is 75% of its hypothetical initial price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis.  The hypothetical contingent quarterly coupon of $0.25 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation period:

	Lowest Closing Price During Observation Period		Hypothetical Contingent Quarterly Coupon
	XLF Shares	KRE Shares
Example 1	$20.00 (at or above its downside threshold level on each trading day during the related observation period)	$52.00 (at or above its downside threshold level on each trading day during the related observation period)	$0.25
Example 2	$8.00 (below its downside threshold level on at least one trading day during the related observation period)	$52.00 (at or above its downside threshold level on each trading day during the related observation period)	$0
Example 3	$19.50 (at or above its downside threshold level on each trading day during the related observation period)	$20.00 (below its downside threshold level on at least one trading day during the related observation period)	$0
Example 4	$5.00 (below its downside threshold level on at least one	$11.00 (below its downside threshold level on at least one	$0

March 2018	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

trading day during the related observation period)	trading day during the related observation period)

In example 1, each of the underlyings closes at or above its respective downside threshold level on each trading day during the related observation period.  Therefore, a hypothetical contingent quarterly coupon of $0.25 is paid on the relevant coupon payment date.

In each of examples 2 and 3, one of the underlyings closes below its respective downside threshold level on at least one trading day during the related observation period.  Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

In example 4, each of the underlyings closes below its respective downside threshold level on at least one trading day during the related observation period and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of either of the underlyings is below its respective downside threshold level on any trading day during the related observation period.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective initial price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Price		Payment at Maturity
	XLF Shares	KRE Shares
Example 1:	$30.00 (at or above its downside threshold level)	$75.00 (at or above its downside threshold level)	$10 and, if payable, the contingent quarterly coupon with respect to the final observation period
Example 2:	$30.00 (at or above its downside threshold level)	$24.00 (below its downside threshold level)	$10 x ($24.00 / $60.00) = $4.00
Example 3:	$5.00 (below its downside threshold level)	$27.00 (below its downside threshold level)	$10 x ($5.00 / $25.00) = $2.00
Example 4:	$10.00 (below its downside threshold level)	$18.00 (below its downside threshold level)	$10 x ($18.00 / $60.00) = $3.00

In example 1, the final price of each of the underlyings is at or above its respective downside threshold level.  Therefore, investors receive at maturity the stated principal amount of the securities and, if payable, the hypothetical contingent quarterly coupon with respect to the final observation period.  Investors do not participate in any appreciation of either underlying.

In example 2, the final price of one of the underlyings is at or above its downside threshold level, but the final price of the other underlying is below its respective downside threshold level.  Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity.  The XLF Shares have increased 20% from their initial price to their final price, while the KRE Shares have declined 60% from their initial price to their final price.  Therefore, investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the KRE Shares, which are the worst performing underlying in this example.

In example 3, the final price of each of the underlyings is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying.  The XLF Shares have declined 80% from their initial price to their final price, and the KRE Shares have declined 55% from their initial price to their final price.  Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the XLF Shares, which are the worst performing underlying in this example.

In example 4, the final price of each of the underlyings is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying.  The XLF Shares have declined 60% from their initial price to their final price, and the KRE Shares have declined 70% from their initial price to their final price.  Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the KRE Shares, which are the worst performing underlying in this example.

If the securities are not called prior to maturity and the final price of EITHER of the underlyings is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 75% of the stated principal amount per security and could be zero.

March 2018	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due October 1, 2020

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund and the SPDR® S&P® Regional Banking ETF

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final price of either of the underlyings is less than its downside threshold level of 75% of its initial price, you will be exposed to the decline in the closing price of the worst performing underlying, as compared to the initial price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlyings is at or above 75% of its respective initial price, which we refer to as the downside threshold level, on each trading day during an observation period. If, on the other hand, the determination closing price of either of the underlyings is lower than its respective downside threshold level on any trading day during the relevant observation period for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or both of the underlyings will be below the respective downside threshold level(s) on any trading day during most or all of the observation periods throughout the entire 2.5-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each of the underlyings, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent quarterly coupons, each of the underlyings must close at or above its respective downside threshold level on each trading day during the applicable observation period. In addition, if either of the underlyings has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than 75% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlyings.

▪	The contingent quarterly coupon, if any, is based on the determination closing prices of the underlyings on each trading day during the related quarterly observation period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlyings on each trading day during the relevant quarterly observation period. If the determination closing price of either of the underlyings on any trading day during an observation period is below its respective downside threshold level, you will receive no coupon for the related interest period even if the determination closing price of such underlying was at or above its respective downside threshold on most or all of the other trading days during that observation period and even if the determination closing price of the other underlying was at or above the respective downside threshold for such underlying on each trading day during that observation period.

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Principal at Risk Securities

▪	Investors will not participate in any appreciation in the price of either of the underlyings. Investors will not participate in any appreciation in the price of the underlyings from their initial prices, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation period during which each determination closing price is greater than or equal to its respective downside threshold level on each trading day, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlyings on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting their respective share underlying indices,

o	whether the determination closing price of either of the underlyings has been below its respective downside threshold level on any trading day during any observation period,

o	dividend rates on the stocks constituting the share underlying indices,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the prices of the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor,

o	the composition of the underlyings and changes in the constituents of the underlyings, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  For example, you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security if the price of either of the underlyings at the time of sale is near or below its downside threshold level or if market interest rates rise.

The price of any or both of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen.  The prices of one or both of the underlyings may decrease and be below the respective downside threshold level(s) on any trading day during each observation period so that you will receive no return on your investment, and one or both underlyings may close below the respective downside threshold level(s) on the final observation date so that you receive a payment at maturity that is less than 75% of the stated principal amount.  There can be no assurance that the determination closing prices of both of the underlyings will be at or above their respective downside threshold levels on each trading day during an observation period so that you will receive a coupon payment on the securities for the applicable interest period or that they will be at or above their respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities.  See “Financial Select Sector SPDR® Fund Overview” and “SPDR® S&P® Regional Banking ETF Overview” below.

▪	Each of the underlyings is subject to risks associated with investments concentrated in a particular sector. All or substantially all of the equity securities held by the XLF Shares are companies whose primary business is directly associated with the financial sector. All or substantially all of the equity securities held by the KRE Shares are issued by companies whose business is associated with the banking sector. Each of the underlyings may therefore be subject to increased price volatility, as each is concentrated in a single specific industry and market sector, and each of the

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Principal at Risk Securities

underlyings may be more susceptible to adverse economic, market, political or regulatory events affecting that particular industry or market sector. Therefore, the securities are exposed to concentration risks relating to the industry and market sector reflected in each of the underlyings.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the Financial Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the securities is linked to the performance of the XLF Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge.  The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors.  Insurance companies, which are the issuers of some of the equity securities held by the Financial Select Sector SPDR® Fund, have been and may continue to be subject to severe price competition.  As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	There are risks associated with investments in securities with a concentration in the regional banking sector. The stocks included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the KRE Shares are issued by companies whose primary lines of business are directly associated with the regional banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The regional banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim

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against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that can affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These

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Principal at Risk Securities

pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities.  In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the underlyings or the indices tracked by the underlyings could adversely affect the value of the securities. The investment advisor to each of the underlyings (SSgA Funds Management Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlyings. Any of these actions could adversely affect the price of the respective underlyings and, consequently, the value of the securities. The publishers of the share underlying indices are responsible for calculating and maintaining the share underlying indices. They may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlyings and the value of the securities. The publishers of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of either of the underlyings, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlyings. The underlyings do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlyings will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlyings and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlyings may impact the variance between the performance of each of the underlyings and its respective share underlying index. Finally, because the shares of each of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlyings may differ from the net asset value per share of such underlyings.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlyings may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlyings may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlyings, and their ability to create and redeem shares of each of the underlyings may be disrupted. Under these circumstances, the market price of shares of each of the underlyings may vary substantially from the net asset value per share of each underlying or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlyings may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlyings.  Any of these events could materially and adversely affect the prices of each of the underlyings and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the

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underlyings on the final observation date, even if either of the underlyings is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlyings.

▪	Investing in the securities is not equivalent to investing in any of the underlyings. Investors in the securities will not participate in any appreciation in any of the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the XLF Shares, the KRE Shares or any of their constituents.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying indices), including trading in the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial price of either of the underlyings, and, therefore, could increase (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the price at or above which such underlying must close on each trading day during the applicable observation period so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying), and, if the securities have not been redeemed prior to maturity, the price at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and on any trading date during an observation period, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial prices, the downside threshold levels, the final prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting.  Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the

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securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances.  Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other publicly available sources.  Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete.

Information as of market close on March 26, 2018:

Bloomberg Ticker Symbol:	XLF UP
Current Price:	$27.69
52 Weeks Ago:	$23.45
52 Week High (on 1/26/2018):	$30.17
52 Week Low (on 4/13/2017):	$22.90

The following graph sets forth the daily closing values of the XLF Shares for the period from January 1, 2013 through March 26, 2018.  The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLF Shares for each quarter in the same period.  The closing price of the XLF Shares on March 26, 2018 was $27.69.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical closing prices of the XLF Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLF Shares at any time, including during any observation period or on the redemption determination dates or the final observation date.

XLF Shares – Daily Closing Prices January 1, 2013 to March 26, 2018

* The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the XLF Shares on March 26, 2018 were the initial price.

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Financial Select Sector SPDR® Fund (CUSIP: 81369Y605)	High ($)	Low ($)	Period End ($)
2013
First Quarter	15.00	13.68	14.77
Second Quarter	16.38	14.48	15.83
Third Quarter	16.95	15.76	16.18
Fourth Quarter	17.75	15.89	17.75
2014
First Quarter	18.25	16.67	18.14
Second Quarter	18.60	17.28	18.47
Third Quarter	19.33	17.99	18.81
Fourth Quarter	20.33	17.90	20.08
2015
First Quarter	20.08	18.68	19.58
Second Quarter	20.52	19.56	19.80
Third Quarter	20.77	18.09	18.40
Fourth Quarter	20.16	18.41	19.31
2016
First Quarter	19.05	15.99	18.28
Second Quarter	19.36	17.42	18.54
Third Quarter	19.95	18.17	19.30
Fourth Quarter	23.75	19.21	23.25
2017
First Quarter	25.24	22.95	23.73
Second Quarter	24.69	22.90	24.67
Third Quarter	25.86	23.88	25.86
Fourth Quarter	28.22	26.05	27.91
2018
First Quarter (through March 26, 2018)	30.17	26.82	27.69

This document relates only to the securities offered hereby and does not relate to the XLF Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Trust.  The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the

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securities.  The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Financial Select Sector Index.  The Financial Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), thrift & mortgage finance, consumer finance and real estate management & development. See “The Financial Select Sector Index” in the accompanying index supplement.

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SPDR® S&P® Regional Banking ETF Overview

The SPDR® S&P® Regional Banking ETF is an exchange-traded fund managed by SSgA Funds Management, Inc., which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P® Regional Banks Select Industry Index.  SPDR® Series Trust (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Regional Banking ETF. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other publicly available sources.  Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Regional Banking ETF is accurate or complete.

Information as of market close on March 26, 2018:

Ticker Symbol:	KRE UP
Current Stock Price:	$60.83
52 Weeks Ago:	$52.78
52 Week High (on 3/9/2018):	$65.03
52 Week Low (on 9/7/2017):	$49.59

The following graph sets forth the daily closing price of the KRE Shares for the period from January 1, 2013 through March 26, 2018.  The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the KRE Shares for each quarter in the same period.  The closing price of the KRE Shares on March 26, 2018 was $60.83.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical closing prices of the KRE Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the KRE Shares at any time, including during any observation period or on the redemption determination dates or the final observation date.

KRE Shares – Daily Closing Prices January 1, 2013 to March 26, 2018

* The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the KRE Shares on March 26, 2018 were the initial price.

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SPDR® S&P® Regional Banking ETF (CUSIP: 78464A698)	High ($)	Low ($)	Period End ($)
2013
First Quarter	31.91	28.93	31.80
Second Quarter	33.97	29.91	33.88
Third Quarter	37.54	34.49	35.65
Fourth Quarter	40.77	35.04	40.61
2014
First Quarter	42.47	36.84	41.38
Second Quarter	42.16	37.30	40.32
Third Quarter	41.14	37.61	37.86
Fourth Quarter	41.18	36.05	40.70
2015
First Quarter	41.58	36.54	40.83
Second Quarter	45.37	40.78	44.16
Third Quarter	45.03	38.56	41.18
Fourth Quarter	45.93	40.47	41.92
2016
First Quarter	40.89	32.89	37.64
Second Quarter	41.98	35.51	38.35
Third Quarter	43.09	36.85	42.27
Fourth Quarter	56.46	41.71	55.57
2017
First Quarter	59.36	52.59	54.61
Second Quarter	55.75	51.71	54.95
Third Quarter	56.76	49.59	56.76
Fourth Quarter	60.35	54.35	58.85
2018
First Quarter (through March 26, 2018)	65.03	58.91	60.83

This document relates only to the securities offered hereby and does not relate to the KRE Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the KRE Shares (and therefore the price of the KRE Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the KRE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the KRE Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the KRE Shares.

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“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal-weighted index designed to measure the performance of the regional banks sub-industry group of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Share underlying indices:	With respect to the XLF Shares, the Financial Select Sector Index With respect to the KRE Shares, the S&P® Regional Banks Select Industry Index
Underlyings:	The accompanying product supplement refers to each underlying as the “underlying shares.”
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any scheduled coupon payment date or early redemption date is not a business day, that contingent quarterly coupon, if any, or early redemption payment shall be paid on the next succeeding business day; provided that the contingent quarterly coupon, if any, with respect to the final observation period shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, the final observation date with respect to either underlying is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date shall be postponed to the second business day following the final observation date as postponed, by which date the final price of each underlying has been determined. In any of these cases, no adjustment shall be made to any payment made on a postponed date.
Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities.  This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

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If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities).  Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the

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U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments.  Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities.  Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled.  For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment.  Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise.  The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of

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proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.  We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security.  Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances,

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including whether you enter into other transactions with respect to an Underlying Security.  If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends.  While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules.  If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes.  We will receive, in aggregate, $10 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the

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securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlyings or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging, in futures and/or options contracts on the underlyings or any of their constituents. Such purchase activity could potentially increase the initial price of one or both of the underlyings and, therefore, could increase (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the price at or above which such underlying must close on each trading day during the applicable observation period so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying), and, if the securities have not been redeemed prior to maturity, the price at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and on any trading date during an observation period, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider”

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exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

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Principal at Risk Securities

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.
Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $0.15 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.  When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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